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Exhibit 99.2

        Notice of Guaranteed Delivery

To Tender for Exchange of

10 1/2% Senior Exchange Notes due 2018, which have been registered under the
Securities Act of 1933, as amended,
for any and all outstanding 10 1/2% Senior Notes due 2018
Regulation S Notes (CUSIP U48789 AB4 and ISIN USU48789AB48)
144A Notes (CUSIP 488360 AE8 and ISIN US488360AE88)

of

KEMET Corporation

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2010 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY KEMET CORPORATION IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

By Registered Mail or Certified Mail:	By Regular Mail or Overnight Carrier:	By Hand Delivery:
Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Sam Hamed	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Sam Hamed Confirm by Telephone: (302) 636-6181	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Sam Hamed

        For any questions regarding this notice of guaranteed delivery or for any additional information, you may contact the exchange agent by telephone at (302) 636-6181, or by facsimile at (302) 636-4139, Attention: Exchanges.

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related letter of Transmittal, tenders can only be made through the Automated Tender Offer Program of The Depositary Trust Company ("DTC") by DTC participants and Letters of Transmittal can only be accepted by means of an Agent's Message.

        As set forth in (i) the Prospectus, dated                                    , 2010 (the "Prospectus"), of KEMET Corporation (the "Issuer") and KEMET Electronics Corporation, KEMET Services Corporation, KRC Trade Corporation and The Forest Electric Company (together, the "Guarantors") under "Exchange Offer—Guaranteed Delivery Procedures" and (ii) the Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Issuer and the Guarantors to exchange up to $230,000,000 in principal amount of the Issuer's new 10 1/2% Senior Notes due 2018 for $230,000,000 in principal amount of the Issuer's 10 1/2% Senior Notes due 2018 (the "Old Notes"), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if time will not permit all required documents to reach Wilmington Trust Company (the "Exchange Agent") on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by facsimile transmission, mail or hand to the Exchange Agent.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption "Exchange Offer—Guaranteed Delivery Procedures" and the Letter of Transmittal.

        All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

        The undersigned hereby tenders the Old Notes listed below:

Account No. of Old Notes at the Depositary Trust Company	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*
Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

2

  PLEASE SIGN AND COMPLETE

  Signature(s) of Registered Holder(s) or
  Authorized Signatory:

Name(s) of Registered Holder(s):

Date:

Address:

Area Code and Telephone No.:

  This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes, if any, or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

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THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not To Be Used for Signature Guarantee)

          The undersigned, an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "Exchange Offer—Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

          The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message and a book-entry confirmation, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:	(Zip Code)

Area Code and Telephone Number:

Dated:

4

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  Exhibit 99.2